Exhibit 10.2
SIXTH AMENDMENT TO LEASE
THIS SIXTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this _3rd_ day of _October_, 2024, by and between BMR-34175 ARDENWOOD BOULEVARD LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to Ardenwood Venture, LLC), and ARDELYX, INC., a Delaware corporation (“Tenant”).
RECITALS
A.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of August 8, 2008 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of December 20, 2012, that certain Second Amendment to Lease dated as of September 5, 2014, that certain Third Amendment to Lease dated as of April 28, 2016 (the “Third Amendment”), that certain Fourth Amendment to Lease dated as of May 11, 2018, and that certain Fifth Amendment to Lease dated as of May 25, 2021 (the “Fifth Amendment”) (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 34175 Ardenwood Boulevard in Fremont, California (the “Building”);
B.WHEREAS, Landlord and Tenant desire to modify the Term Expiration Date; and
C.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.Term Expiration Date. The Term Expiration Date is hereby amended to mean the date (the “New Term Expiration Date”) that is the later of (a) March 10, 2025, and (b) the date that is the “Term Commencement Date” under that certain Lease of even date herewith, by and between Landlord’s affiliate, BMR-Pacific Research Center LP, and Tenant, with respect to certain Premises at 7999 Gateway Boulevard, Newark, California, such that the Term of the Lease shall expire by its terms on the New Term Expiration Date.

3.Rent. Tenant shall continue to remain fully responsible for the payment of all Rent required under the Existing Lease for the periods prior to (and including) the New Term Expiration Date, including (without limitation) Base Rent and Additional Rent; provided, however, during the period (if any) commencing on March 11, 2025 and continuing through the New Term Expiration Date, Base Rent shall be abated in its entirety (provided, further, that the Property Management Fee during any such period shall be calculated as if Base Rent were being paid in full by Tenant in the amount required under the Existing Lease during the thirty (30) day period ending on March 10, 2025).
4.Surrender of Premises. Tenant shall surrender the Premises to Landlord on or before the New Term Expiration Date in accordance with all of the terms, conditions and provisions of the Lease (including, without limitation, Article 27 of the Original Lease). In the event that Tenant fails to so surrender the Premises to Landlord on or before the New Term Expiration Date in accordance with all of the terms, conditions and provisions of the Lease, Tenant shall be in holdover of the Premises without Landlord’s consent and the terms, conditions and provisions of Section 28.2 of the Original Lease shall apply (provided, however, in such event, the monthly Base Rent during any such holdover period shall be equal to one hundred fifty percent (150%) of the Base Rent in effect during the thirty (30) day period ending on March 10, 2025).
5.Options Deleted. Any and all options under the Existing Lease to expand the Premises, lease additional space in the Building, terminate the Lease and/or extend or renew the Term of the Lease (including, without limitation, the Option granted to Tenant under Article 42 of the Original Lease, as amended by Article 13 of the Third Amendment and Article 5 of the Fifth Amendment), are hereby deleted from the Lease in their entirety and shall no longer be of any further force or effect.
6.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Newmark (“Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless Landlord for, from and against any and all cost or liability for compensation claimed by any such broker or agent, including Broker, employed or engaged by it or claiming to have been employed or engaged by it. Without limiting the obligations of Tenant set forth in the immediately preceding grammatical sentence, Tenant acknowledges and agrees that Tenant, not Landlord, shall pay to Broker any and all fees, costs, commissions or other amounts due to Broker in connection with this Amendment, and that Landlord shall have no obligations with respect to any such fees, costs, commissions or other amounts.
7.No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

8.Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:
Ardelyx, Inc.
34175 Ardenwood Blvd.
Fremont, California 94555
Attn: Director of Facilities

with a copy to:
Ardelyx, Inc.
34175 Ardenwood Blvd.
Fremont, California 94555
Attn: General Counsel
9.Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
10.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.
11.Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
12.Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
13.Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.
LANDLORD:
BMR-34175 ARDENWOOD BOULEVARD LLC,
a Delaware limited liability company

By:    /s/ Marie Lewis
Name:    Marie Lewis
Title:    Executive Vice President and General Counsel

TENANT:
ARDELYX, INC.,
a Delaware corporation

By:    /s/ Michael Raab
Name:    Michael Raab
Title:    President & Chief Executive Officer